EXHIBIT 3(ii)

BY-LAWS

OF

BASIC EARTH SCIENCE SYSTEMS, INC.

ARTICLE I

OFFICES

SECTION 1.    REGISTERED OFFICE.  --  The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.  (Amended by 6-14-71 minutes.)

SECTION 2.    OTHER OFFICES.  ---  The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.    ANNUAL MEETINGS.  ---  Annual Meetings of stockholders shall be held on the third Thursday of July, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, either within or without the State of Delaware, at 10:00 o’clock a.m. local time, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, which meeting shall be for the election of Directors and for such other business as shall be stated in the notice of the meeting.

The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting of the Stockholders shall be at the close of business on a date as may be designated by the Board of Directors within the time permitted and specified by the General Corporation Laws of Delaware.  (Amended by Resolution at 5-21-70 Directors’ meeting, reamended by Resolution at 6-9-70 Directors’ meeting and completely amended by Resolution at 6-20-72 Directors’ meeting.)

SECTION 2.    OTHER MEETINGS.  ---  Meetings of the stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.    VOTING.  ---  Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot.  At all elections of the directors of this corporation, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are elected and for whose election he is entitled to vote.  It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.  All questions shall be decided by a majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuring election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  (Amended by Resolution at 1-7-71 Directors’ meeting.)

SECTION 4.    QUORUM.  ---  Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.    SPECIAL MEETINGS.  ---  Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors or by stockholders holding no less than one-fifth (1/5) of the voting power of the corporation.

SECTION 6.    NOTICE OF MEETINGS.  ---  Written notice, stating the place, date, and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than fifty (50) days before the date of the meeting.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.  (Amended by 9-3-73 minutes.)

SECTION 7.    ACTION WITHOUT MEETING.  ---  Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such a meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

SECTION 1.    NUMBER AND TERM.  ---  The number of directors shall be as fixed by these By-Laws but shall not be less than three (3) nor more than nine (9).  The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.  Directors need not be stockholders.

SECTION 2.    RESIGNATIONS.  ---  Any director, member of a committee or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.    VACANCIES.  ---  If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, thought less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.    REMOVAL.  ---  Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5.    INCREASE OR DECREASE OF NUMBER.  ---  The number of directors may be increased or decreased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify; provided, however, that the number shall not be less than three (3).

SECTION 6.    POWERS.  ---  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation, or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 7.    COMMITTEES.  ---  (Repealed in its entirety by 10-25-73 minutes)

SECTION 8.    MEETINGS.  --- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Presence at any special meeting shall constitute a waiver of notice and consent to the holding thereof.

A draft of the minutes of any regular or special meeting will be prepared and mailed to each director as soon after the adjournment of the meeting as is reasonably possible.  (amended by addition by 8-31-72 minutes and by deletion by 10-25-73 minutes.)

SECTION 9.    QUORUM.  ---  A majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10.    COMPENSATION.  ---  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.    ACTION WITHOUT MEETING.  ---  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1.    OFFICERS.  ---  The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified.  In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistance Secretaries and Assistant Treasurers as they may deem proper.  None of the officers of the corporation need be directors.  The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.  More than two offices may be held by the same person.

SECTION 2.    OTHER OFFICERS AND AGENTS.  ---  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.    CHAIRMAN.  ---  The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.    PRESIDENT.  ---  The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.  He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5.    VICE PRESIDENT  ---  Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6.    TREASURER.  ---  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements.  He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7.    SECRETARY.  ---  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws.  He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.  He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8.    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  ---  Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

SECTION 9.    DUTIES MAY BE DELEGATED.  ---  In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, all or part of the powers or duties of such officer to any other officer or any director.

ARTICLE V

MISCELLANEOUS

SECTION 1.    CERTIFICATES OF STOCK.  ---  Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation.  When such certificates are countersigned (1) by a registrar other than the corporation or its employee, or, (2) by a transfer agent other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2.    LOST CERTIFICATES  ---  A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.    TRANSFER OF SHARES.  ---  The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the director may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.    STOCKHOLDERS RECORD DATE.  ---  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of the record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.    DIVIDENDS.  ---  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.    SEAL.  ---  The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”.  Said seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.    FISCAL YEAR.  ---  The fiscal year of the corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.  (Fiscal year March 31 per Resolution at 5-21-70 Board of Directors Meeting.)

SECTION 8.    CHECKS.  ---  All checks, drafts or other orders for the payment of money, notes or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.    NOTICE AND WAIVER OF NOTICE.  ---  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 10.    INSPECTION OF CORPORATE RECORDS.  ---  The stock register or duplicate stock register, the books of account, and the minutes of proceedings of the stockholders and directors shall be open to inspection upon the written demand of any stockholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a stockholder; and shall be produced at any time when required by the demand of ten percent (10%) of the stocks represented at any stockholders’ meeting.  Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts.  Demand of inspection other than at a stockholders’ meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.  Every such demand, unless granted, shall be referred by such officer to the Board of Directors.

SECTION 11.    CONTRACTS, ETC. – HOW EXECUTED.  ---  The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by these By-Laws or resolution of the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contact or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 12.    REPRESENTATION OF STOCKS HELD BY OTHER CORPORATIONS.  ---  Stocks of the corporation standing in the name of another corporation may be voted or represented, and all rights incident thereto may be exercised on behalf of such other corporation, or by any officer thereof authorized so to do by resolution of its By-Laws, or by any person duly authorized so to do by proxy or power of attorney duly executed by the President or Vice President, and Secretary of Assistant Secretary of such corporation, or by authority of the Board of Directors thereof.

SECTION 13.    INSPECTION OF BY-LAWS  ---  The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

SECTION 14.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of “nolo contendere” or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b).  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation may, upon approval of the board of directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) For the purposes of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.  (Amended by Resolution 1-81-71 Board meeting)

ARTICLE VI

AMENDMENTS

These By-Laws may be altered, amended, changed or repealed by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting if notice of the proposed alteration, amendment, change or repeal be contained in the notice of such special meeting.  These By-Laws also may be altered, amended, changed or repealed at the annual meeting of the stockholders or any special meeting if notice of the proposed alteration, amendment, change or repeal be contained in the notice of the meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat.

Following the adoption of any amendment to these By-Laws, the Secretary shall make an appropriate notation in the margin showing the date of the meeting and the page in the Minute Book where the amendment shall be found.  (Amended by addition — 8-31-72 minutes)

FIRST AMENDMENT TO BYLAWS

The undersigned, being the Secretary of Basic Earth Science Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that the Company’s Bylaws, dated July 15, 1986, were amended by a resolution of the Board of Directors of the Company (the “Board of Directors”), adopted on February 4, 2009, as follows:

1.           Article II, Section 6, of the Bylaws is amended and restated in its entirety and replaced with the following:

SECTION 6.   NOTICE OF BUSINESS TO BE TRANSACTED AT MEETINGS OF STOCKHOLDERS.  No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 6.  In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.  The notice procedures set forth in this Section 6 shall not be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with the requirements of, Rule 14a-8 of the Exchange Act of 1934.

(a)               To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred (100) days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public disclosure of the date of the meeting was made.

(b)               To be in proper written form, a stockholder’s notice to the Secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iv) all other ownership interests of such stockholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (v) a description of all other arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c)               To be in proper written form, a stockholder’s notice to the Secretary regarding nominations of persons for election to the Board of Directors must set forth: (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) all other ownership interests of such stockholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such stockholder’s notice and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  Each proposed nominee will be required to complete a questionnaire, in a form to be provided by the Corporation, to be submitted with the stockholder’s notice. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d)               No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 6.  Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

Dated:  February 4, 2009                                     /s/ Karen Mercer
Karen Mercer
Secretary of Basic Earth Science Systems, Inc.